                                    Exhibit 3

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-l(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.001 per share, of Apria Healthcare Group Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, hereby execute this Agreement this 9th day of October, 1997.


RELATIONAL INVESTORS, L.P.
RELATIONAL FUND PARTNERS, L.P.
RELATIONAL COAST PARTNERS, L.P.
RELATIONAL PARTNERS, L.P.

By: Relational Investors, LLC
     as general partner to each


    By: /s/ Ralph V. Whitworth
       ------------------------------
        Ralph V. Whitworth
        Managing Member


RELATIONAL INVESTORS, LLC


By: /s/ Ralph V. Whitworth
   ----------------------------------
    Ralph V. Whitworth
    Managing Member


/s/ Ralph V. Whitworth
-------------------------------------
Ralph V. Whitworth


/s/ David H. Batchelder
-------------------------------------
David H. Batchelder


/s/ Joel L. Reed
-------------------------------------
Joel L. Reed